                                                                     EXHIBIT 1.1


                                 1,000,000 Units

                             Each Unit Consisting of

                One Share of Series A Convertible Preferred Stock
                                       and
                    One Public Common Stock Purchase Warrant

                                       of

                         ELDORADO ARTESIAN SPRINGS, INC.



UNDERWRITING AGREEMENT
_______________, 2000

AMERICAN FRONTEER FINANCIAL CORPORATION
1700 Lincoln Street - Suite 3200
Denver, Colorado 80025

Dear Sirs:

         Section 1. Introductory.

                  ELDORADO ARTESIAN SPRINGS, INC., a Colorado corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as Representative (the "Representative") an aggregate of 1,000,000 units (the "Units"), each Unit consisting of one share of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") and one public common stock purchase warrant (the "Public Warrants"). The respective amounts of the Units to be so purchased from the Company by the several underwriters are set forth opposite their names in Schedule I hereto.

         In addition, the Company proposes to sell to the Representative warrants to purchase up to 100,000 shares of Series A Preferred Stock and 100,000 Public Warrants in accordance with the terms and conditions provided for herein ("Representative's Warrants").

          You have advised the Company that you or the Underwriters, as the case may be, propose to make a public offering of their respective portions of the Units on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

          The Company hereby confirms its agreements with respect to the purchase of the Units by you or the Underwriters, as the case may be, as follows.

         Section 2. Representations and Warranties of the Company.

         The Company represents and warrants to the several Underwriters that:

         (a) A registration statement on Form SB-2 (File No. 333-68553) with respect to the Units (including the Units to be issued upon exercise of the Representative's Warrants), the Series A Preferred Stock and the Public Warrants which comprise the Units (including the Units to be issued upon the exercise of the Representative's Warrant), the Series A Preferred stock to be issued as dividends, and the common stock of the Company (the "Common Stock") which is to be issued upon the conversion of Series A Preferred Stock and the exercise of the Public Warrants (including the Series A Preferred Stock and the Public Warrants which comprise the Units to be issued upon the exercise of the Representative's Warrant), has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules" and "Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. If the Company prepares and files prior to the effective date of such registration statement an amendment or amendments to such registration statement, such amendment or amendments will have been similarly prepared. There have been delivered to you two signed copies of such registration statement and all amendments, if any, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments, if any, (but without exhibits) and of any related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for you and for each of the Underwriters, as the case may be. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific substantive changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any


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preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Units in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430(A) Information" means information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430(A) of the Rules and Regulations. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form SB-2 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be.

         (b) The Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect its business, properties or financial condition. Except as described in the Registration Statement, the Company does not own any interest in any corporation or other business entity that has any material assets, liabilities or operations.

         (c) The authorized capital stock of the Company as of the Effective Date is set forth under "Description of Securities" in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued and sold by the Company in compliance in all material respects with applicable Federal and state securities laws; the Units, the securities comprising the Units, the securities to be issued upon conversion or exercise of the securities comprising the Units, the Series A Convertible Preferred Stock to be issued as dividends, and the Units issuable upon exercise of the Representative's Warrants (all such securities hereinafter referred to collectively as the Unit Securities) have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of these securities or the issue and sale thereof. The Company has full power and lawful authority to authorize, issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein and the Unit Securities, and no consent, approval, authorization or other order of anyone, including any governmental authority, is required in connection with the authorization, issuance and sale of the Units, the Unit Securities or the Representative's Warrants, except such as may be required under the Act or state or corporate securities laws, all of which have been duly obtained. Neither the filing of the Registration Statement, nor the offering or sale of the Units or the Unit Securities as contemplated by this Agreement gives rise to any rights, other than those which have been


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waived or satisfied, for or relating to the registration of any other shares of the Company's capital stock under the Act.

         (d) The information set forth under the caption "Capitalization" in the Prospectus is true, correct and complete as to the matters customarily covered under such a caption. All of the Units and the Unit Securities conform to the description thereof contained in the Registration Statement. The form of certificates for the Units and the Unit Securities conform to the corporate law of the State of Colorado. Except as disclosed in the Prospectus, there are no outstanding rights, options or warrants for the purchase of any securities of the Company, and, except as disclosed in the Registration Statement, the Company is not a party to any agreement pursuant to which any person has the right to purchase any securities of the Company.

         (e) Except as disclosed in the Registration Statement, the Company has not (i) issued any capital stock or any options, warrants, convertible securities or other rights to purchase its capital stock, (ii) increased its long-term or short-term debt, or (iii) declared or paid any dividends on its capital stock.

         (f) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order preventing or suspending the effectiveness or use of any Prospectus relating to the proposed offering of the Units nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof.

         (g) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company as of the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied through the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.


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         (h) Ehrhardt Keefe Steiner & Hottman, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

         (i) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might result in any material adverse change in the earnings, business, management, properties assets, rights, operations, condition (financial or otherwise) or prospects of the Company or to prevent the consummation of the transactions contemplated hereby.

         (j) The Company has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. All of the leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Registration Statement are in full force and effect and, except as described in the Registration Statement, the Company is not in default with respect to any of the terms or provisions of any of such leases or subleases and, except as described in the Registration Statement, no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases to which it is a party, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Registration Statement; and the Company owns or leases all such properties described in the Registration Statement as are necessary to its operations as now conducted.

         (k) The Company (i) has filed all Federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes for which they are liable and all assessments received by it to the extent that such taxes or assessment have become due and are not being contested in good faith and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), (ii) has established adequate reserves for such taxes which are not due and payable, and
(iii) do not have any tax deficiency or claims outstanding, proposed or assessed against them. All tax liabilities have been adequately provided for in the financial statements of the Company.

         (l) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in


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the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company's financial statements included in the Registration Statement.

         (m) The Company is not, nor, with the giving of notice or lapse of time or both, will not be, in violation of or in default under its Articles of Incorporation, as amended, or by-laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is material in respect of the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the Articles of Incorporation or by-laws of the Company or any statute or any order, rule or regulation applicable to the Company, or of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company, or any judgment or order of any court or other tribunal by which the Company may be bound; in each case where the breach or default would have a material adverse effect on the Company.

         (n) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or "blue sky" laws) has been obtained or made and is in full force and effect.

         (o) Except as set forth in the Registration Statement, the Company owns or possesses adequate rights to use all material patents, patent rights, patent applications, inventions, trademarks, trademark applications, trade names, service marks, mark registrations, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) franchises and licenses and other intangible properties and assets (all of the foregoing being herein called "Intellectual Property Rights") necessary for the conduct of its business and has not received any notice of conflict with the asserted rights of others in respect thereof. All Intellectual Property Rights that the Company owns or has pending, or under which it is licensed are accurately described in the Registration Statement. There is no right under any Intellectual Property Rights necessary to the business of the Company as presently conducted or as the Registration Statement may indicate it contemplates conducting, except as accurately described in the Registration Statement. Except as set forth in the Registration Statement, to the knowledge of the Company, it has not infringed, is not infringing, and has received no notice of infringement with respect to, asserted Intellectual Property Rights of others,



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except for such infringement or alleged infringement that has had, or cannot be reasonably expected to have, a material adverse effect on the financial condition, results of operations, business, properties, assets or future prospects of the Company. Except as accurately described in the Registration Statement, to the knowledge of the Company, there is no infringement by others of any of the Intellectual Property Rights of the Company. Except as accurately described in the Registration Statement, to the knowledge of the Company, there is no Intellectual Property Rights of any other entity or person which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets or future prospects of the Company.

         (p) The Company holds all material licenses, certificates, permits, orders or other similar authorizations granted or issued by any governmental agency (collectively the "Government Permits") required to conduct its business and is in all material respects complying therewith. No proceeding to revoke, limit or otherwise materially change any Government Permit has been commenced or, to the Company's knowledge, is threatened against the Company.

         (q) To its knowledge, the Company is in compliance with all laws, rules, regulations, orders of the United States, any state, county or locality or of any court or administrative agency, operating licenses or other requirements imposed by any governmental body, except as in the aggregate do not have and will not in the future have a material adverse effect upon the operations, business, properties or assets of the Company, including, to the knowledge of the Company and without limitation, all applicable laws, rules, regulations, licenses or other governmental standards relating to any business conducted or proposed to be conducted by the Company; and the conduct of the business of the Company, as described in the Registration Statement, will not cause the Company to be in violation of any such requirements.

         (r) Neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or intends to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any of the Company's securities to facilitate the sale or resale of the Units.

         (s) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

         (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is


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permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (u) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.

         (v) The Company is in compliance with all regulations of the United States Food and Drug Administration (the "FDA"), except where noncompliance would not have a material adverse effect on the business operations or financial condition of the Company. Except with respect to pending applications, there are no rulemaking or similar proceedings before the FDA which affects or involves the Company or any of the processes or products which the Registration Statement discloses the Company has developed, is developing or proposes to develop or uses or proposes to use which, in each case, if the subject of an action or decision unfavorable to the Company, individually or in the aggregate with all such rulemaking or similar proceedings, would reasonably be expected to have a material adverse effect on the business operations, or financial condition of the Company.

         (w) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of medical wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which could reasonably be expected to require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a material adverse effect on the business, operations or financial condition of the Company; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any medical wastes or hazardous substances due to or caused by the Company with respect to which the Company had knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or could not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, a material adverse effect on the business, operations or financial condition of the Company; and the terms "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any


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liability; neither the Company nor any subsidiary has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. Determination letters have been received from the Internal Revenue Service with respect to each ERISA plan which is intended to comply with Section 401(a) of the Code stating that such ERISA plan and the attendant trust are qualified thereunder. Neither the Company nor any subsidiary has never completely or partially withdrawn from a "multiemployer plan."

         (y) The Representative's Warrants have been duly authorized for issuance to the Representative and will, when issued, possess rights, privileges and characteristics as represented in the most recent form of Representative's Warrant filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Representative's Warrants, when issued and delivered against payment therefor in accordance with the terms of the Representative's Warrants, will be duly and validly issued, fully paid, non-assessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Representative's Warrants, and the securities to be issued upon their exercise, have been validly and sufficiently taken.

         (z) The Company has caused each officer and director to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters ("Lockup Agreements"), pursuant to which each such person shall agree: (A) not to offer to sell, sell, contract to sell, sell short or otherwise dispose of, any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares or derivatives of Common Stock owned by such person, or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of one year after the effective date of the Registration Statement, directly or indirectly, except with the prior written consent of the Representative.

         (aa) The Company has not at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof. The Company's internal accounting controls and procedures are sufficient to enable the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

         (bb) Except as disclosed in the Prospectus, neither the Company nor any of its officers, directors or affiliates have caused any person, other than the Underwriters, to be


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entitled to reimbursement or compensation of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the NASD's Corporate Financing Rule with respect to the offering of the Units, as a result of the consummation of such offering based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider.

         (cc) The Units, the Preferred Stock, the Warrants and the shares of the Company's common stock, par value $.001 per share (the "Common Stock") have been approved for listing on the Nasdaq Small Cap Market.

         (dd) The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the agreement with respect to the Representative's Warrants (the "Representative's Warrant Agreement"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement and the Representative's Warrant Agreement by the Company. This Agreement and the Representative's Warrant Agreement have been duly authorized, executed and delivered by the Company, are the legal, valid and binding obligation of the Company, and are enforceable as to the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and public policy). Except as described in the Registration Statement, no consent, authorization, approval, order, lien, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required for the execution, delivery or performance of this Agreement and the Representative's Warrant Agreement by the Company (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement and the Representative's Warrant Agreement; and the execution, delivery and performance of this Agreement and the Representative's Warrant Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or declare a default under any such material contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Articles of Incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree binding on the Company or any of its subsidiaries or to which any of their operations, businesses, properties, or assets is subject.

         (ee) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the


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business of the Company, and there has not been any change in the capital stock of, or any incurring of long-term debt by, the Company, or any issuance of options except for the issuance of options pursuant to the Stock Option Plan described in the Registration Statement, warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in its condition (financial or other), net worth, results of operations, business, management or properties which would be material to the business or financial condition of the Company, and the Company has not become party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

         (ff) On the Closing Dates all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Units to the Representative will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

         (gg) Any contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

         (hh) The Company has no subsidiaries.

         (ii) Except as set forth in the Prospectus, no officer, director, principal stockholder or partner of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of its subsidiaries, or
(B) purchases from or sells or furnishes to the Company or any of its subsidiaries any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company or any of its subsidiaries is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions", there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of its subsidiaries, on the one hand, and any officer, director, principal stockholder of the Company or any of its subsidiaries, or any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth in the Prospectus.

         (jj) Any certificate signed by any officer of the Company and delivered to the Representative or to Representative's Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

         (kk) The minute book of the Company has been made available to the Representative and contains a complete record in all material respects of all meetings and actions of the directors and stockholders of the Company, respectively, since the time of its incorporation, contains a complete record of all matters discussed at all such meetings and accurately reflects all transactions referred to in such minutes in all material respects.

         (ll) Except and to the extent the same may be described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or in any other registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and except as described in the Registration Statement, no person or entity holds any price protection anti-dilution rights with respect to any securities of the Company.

         (mm) The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries, or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company or any of its subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company.

         (nn) Immediately prior to the effective date of the Registration Statement there shall be no more than ________ shares of Common stock issued and outstanding; there shall be no more than ______ shares of Common Stock reserved for issuance upon the exercise of securities issued by the Company which are convertible to and exercisable for shares of Common Stock. Of the total shares of Common Stock outstanding or reserved for issuance, no more than ________ shares of Common Stock are reserved for issuance under the Stock Option Plan described in the Registration Statement, after giving effect to the grant prior to the date hereof of options to purchase _______ shares thereunder.

         Section 4. Representations and Warranties of the Underwriters.


         (a) American Fronteer Financial Corporation, for itself or as the Representative, on behalf of the several Underwriters, as the case may be, represents and warrants to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was the only information furnished to the Company by it or on behalf of the Underwriters, as the case may be, for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects.

         (b) If applicable, the Representative represents and warrants that it has been authorized by each of the other Underwriters as the Representative to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         (c) Each of the Underwriters identified herein represent that they have, and will maintain during all times that this Agreement is in effect, sufficient net capital to perform their obligations under this Agreement.

         Section 5. Purchase, Sale and Delivery of Underwritten Units and Representative's Warrants

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell 1,000,000 Units to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $____ per Unit, the number of Units set forth opposite the name of each underwriter in Schedule I hereof, subject to adjustment in accordance with Section __ hereof. Provided, however, that in no event shall the purchase price be less than $5.00 per Unit or that the total proceeds to the Company from this offering be less than that amount required to comply with the qualification requirements for designation of the Units for inclusion on the Nasdaq SmallCap Market.

         (b) The Company agrees to have the Units available for inspection, checking and packaging by the Representative in _______________ not later than 1:00 PM on the business day prior to the Closing Date.

         (c) Payment for the Units to be sold hereunder is to be made in New York Clearing House funds and, at the option of the Representative by certified or bank cashier's checks drawn to the order of the Company or bank wire to an account specified by the Company against either uncertificated or certificated delivery of the Units (which delivery, if certificated, shall take place in such location in Denver, Colorado as may be specified by the Representative) to the Representative for the several accounts of the Underwriters. Such payment is to be made at the offices of American Fronteer Financial Corporation, at ____ a.m., Denver, Colorado time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representative and the Company shall agree, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Except to the extent uncertificated Units are delivered at closing, the certificates for the Units will be delivered in such denominations and in such registrations as the Representative shall request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

         (d) In addition to the sums payable to the Representative as provided elsewhere herein, the Representative shall be entitled to receive at the closing, for itself alone and not as representative of the Underwriters, as additional compensation for its services, purchase warrants (the "Representative's Warrants") at a cost of $ 0.01 per warrant or $1,000 for the purchase of up to 100,000 shares of Series A Preferred Stock at a price of $______ per share and up to 100,000 Public Warrants at a price of $_______ per Public Warrant, upon the terms and subject to adjustment as described in the form of Representative's Warrant filed as an exhibit to the Registration Statement.

         Section 6. Offering By the Underwriters

         It is understood that the several Underwriters are to make a public offering of the Units as soon as the Representative deems it advisable to do so. The Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. It is further understood that the Representative will act as representative of the Underwriters in the offering and sale of the Units in accordance with an Agreement Among Underwriters entered into by the Representative and the several other Underwriters.

         Section 7. Covenants of the Company

         The Company covenants and agrees with the several Underwriters that:

         (a) The Company shall: (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

         (b) The Company shall advise the Representative promptly: (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the

Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if any is issued.

         (c) The Company shall cooperate with the Representative in endeavoring to qualify the Units, the Series A Preferred Stock and the Public Warrants which comprise the Units, the Series A Preferred Stock to be issued as dividends and the Common Stock into which the Series A Preferred Stock is convertible and the Public Warrants are exercisable for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request.

         (d) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

         (e) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

         (f) The Company shall: (A) deliver to its stockholders annual reports containing financial statements audited by its independent accountants, and (B) for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and quarterly reports concerning unaudited financial information for each of the first three quarters of each fiscal year and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange or the NASD pursuant to the requirements of such exchange or the NASD or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

         (g) Except with the prior written consent of the Representative, no offering, sale, short sale or other disposition of any shares of the Common Stock, par value $.001 per share (the "Common Stock") or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock will be made for a period of one hundred and eighty
(180) days after the effective date of this Registration Statement directly or indirectly, by the Company other than the issuance of Common Stock upon conversion of the Series A Preferred Stock, sale of Common Stock upon exercise of the Public Warrants, upon exercise of options outstanding, on the effective date, under the stock option plan of the Company referred to in the Registration Statement, or sale of Common Stock upon the exercise of the 1998 Warrants referred to the Registration Statement.

         (h) The Company shall list the Common Stock, the Units, the Series A Preferred Stock and the Public Warrants on the Nasdaq Small Cap Market and thereafter to maintain such listing.

         (i) The Company shall apply the net proceeds of its sale of the Units as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

         (j) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company to register as an investment company under the 1940 Act.

         (k) The Company shall maintain the currency of the prospectus forming a part of an effective registration statement, which may be the Registration Statement, filed with respect to the Units, including the Units to be issued upon exercise of the Representative's Warrants, the Series A Preferred Stock and the Public Warrants which comprise the Units, the Series A Preferred Stock to be issued as dividends, the Common Stock into which the

Series A Preferred Stock is convertible and the Public Warrants are exercisable, at all times during which any shares of the Series A Preferred Stock or any Public Warrants remain outstanding.

         (l) The Company shall maintain the currency of the prospectus forming a part of an effective registration statement, which may be the Registration Statement, filed with respect to the Units, the Representative's Warrant, the Series A Preferred Stock and the Public Warrants which comprise the Units (including the Series A Preferred Stock and the Public Warrants issuable upon exercise of the Representative's Warrant), the Series A Preferred Stock to be issued as dividends, the Common Stock into which the Series A Preferred Stock is convertible and the Public Warrants issuable upon exercise of the Representative's Warrant is convertible or exercisable, respectively) at all times during which any shares of the Series A Preferred Stock or any Public Warrants remain outstanding.

         (m) The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock, the Units, the Series A Preferred Stock, and the Public Warrants.

         (n) The Company shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         Section 8. Expenses.

         (a) Expenses of the Company. The Company agrees with each Underwriter that the Company will pay and bear all costs in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary Blue Sky Survey and any supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Units hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Units and the Series A Preferred Stock and the Public Warrants comprising the Units, and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; Nasdaq Small Cap Market application fees and the cost of qualifying the Common Stock, the Units, the Series A Preferred Stock and the Public Warrants under the laws of such jurisdictions as you may reasonably designate; the costs and expenses of two Due Diligence presentations (one in Chicago and one in Denver); and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder; provided, however, that the Company shall not be obligated to pay the fees and disbursements of counsel for the Underwriters.

         (b) Non-Accountable Allowance. Upon the consummation of the transactions contemplated hereunder and, in any event, not later than the date of the Closing, the Company shall reimburse American Fronteer Financial Corporation for its expenses on a non-accountable basis in the amount of $_______________, of which amount a total of $ ___________ has been advanced at the date of this Agreement. In the event this offering is not completed in accordance with the terms of this Agreement, American Fronteer Financial Corporation shall repay to the Company all funds advanced less an amount equal to the out of pocket expenses actually incurred by American Fronteer Financial Corporation for this offering and which are reasonably accounted for by it to the Company. Such amount of out of pocket expenses shall not exceed the maximum provided for herein.

         Section 9. Conditions of the Obligations of the Underwriters.

         The obligations of the several Underwriters to purchase and pay for the Units on the Closing Date shall be subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties on the part of the Company contained herein, to the performance by the Company of its covenants and obligations hereunder, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 4:00 P.M., Colorado time, on the date following the date of this Agreement, or at such later time as shall have been consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' counsel.

         (b) All corporate proceedings by the Company and other legal matters in connection with this Agreement, the form of the Registration Statement and the Prospectus, and the registration, qualification, authorization, issue, sale and delivery of the Units, the Series A Preferred Stock and the Public Warrants shall have been reasonably satisfactory to Underwriters' counsel, and such counsel shall have been furnished with such papers and information as counsel may reasonably have requested to enable counsel to pass upon the matters referred to in this Section.

         (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Units as contemplated by the Prospectus.

         (d) You shall have received on the Closing Date on which Units are purchased, the following opinion of Chrisman, Bynum & Johnson, counsel for the Company, dated the Closing Date, addressed to the Representative, on behalf of the Underwriters (and stating that it may be relied upon by counsel for the Underwriters), to the effect that:

         (i) The Company is a corporation in good standing under the laws of the jurisdiction of its incorporation;

         (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

         (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company;

         (iv) To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

         (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders;

         (vi) The Units, the Series A Preferred Stock and the Public Warrants comprising the Units, the shares of Common Stock which are issuable upon conversion of the Series A Preferred Stock and exercise of the Public Warrants each have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders, and will be offered and sold in compliance in all material respects with applicable securities laws;

         (vii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Units to be issued and sold by it hereunder;

         (viii) The Company has the corporate power and authority to issue, sell and deliver to the Representative the Representative's Warrants to be issued and sold by it hereunder;

         (ix) Each of this Agreement, the Series A Preferred Stock, the Public Warrants and the Representative's Warrant has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles;

         (x) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose have been instituted or are pending or threatened under the Act;

         (xi) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act of 1933 and the applicable Rules and Regulations thereunder;

         (xii) The information in the Prospectus under the captions "Management," "Certain Transactions," "Description of Capital Stock," and "Shares Eligible for Future Sale," and in the Registration Statement in Items 24 and 26 and insofar as such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions;

         (xiii) The form of certificate evidencing the Units, the Series A Preferred Stock, the Public Warrants and the Common Stock to be issued upon conversion of the Series A Preferred Stock and exercise of the Public Warrants, each filed as an exhibit to the Registration Statement complies with Colorado law;

         (xiv) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Securities Act of 1933 and the applicable Rules and Regulations thereunder;

         (xv) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

         (xvi) The execution and delivery of this Agreement and the Representative's Warrant and the performance of and the consummation of the transactions herein and therein contemplated (other than performance of the Company's indemnification obligations concerning which no opinion need be expressed), which include the issuance of Series A Preferred Stock and Public Warrants, will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in any material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation or any order, writ or decree of any court, government or governmental agency of body having jurisdiction over the Company or over any of its properties or operations;

         (xvii) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated in this Agreement and the Representative's Warrant, except as such have been obtained under the Securities Act or such as may be required under the state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Units by the Underwriters as set forth in the final blue sky memorandum;

         (xviii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Rules and Regulations thereunder or by the Securities Exchange Act of 1934 or the applicable Rules and Regulations thereunder, other than those, if any, described in the Registration Statement or Prospectus;

         (xix) The Company is not presently (a) in material violation of its charter or bylaws, or (b) to such counsel's knowledge, in material breach of any applicable statute, rule or regulation, order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

         (xx) The Series A Preferred Stock and the Public Warrants to be issued by the Company pursuant to the terms of the Representative's Warrant, and the Common Stock to be issued upon their conversion or exercise pursuant to the terms of the Representative's Warrants, each have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the

         Representative's Warrants and their respective terms, will be duly and validly issued and fully paid and nonassessable, and to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders;

         (xxi) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of the common stock of the Company or other securities of the Company have any registration rights with respect to securities of the Company, and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to require registration of common stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

         (xxii) The offer and sale of all securities of the Company made within the last three years as set forth in Item 26 of the Registration Statement were exempt from the registration requirements of the Securities Act, pursuant to the provisions set forth in such Item, and from the registration or qualification requirements of all relevant state securities laws; and

         (xxiii) The properties and business of the Company conform to the descriptions thereof contained in the Registration Statement.

         (xxiv) The Company is not in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, shareholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected, which could materially adversely affect the Company; and the Company is not in violation of any term or provision of its Articles of Incorporation or by-laws, or, to such counsel's knowledge, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation the result of which would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, stockholders' equity, value, operations, properties, business or results of operation of the Company.

         (xxv) To the best of counsel's knowledge, there is no claim or action by any person pertaining to, or any pending or threatened proceeding which challenges, the exclusive rights of the Company with respect to, any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the business of the Company.

         (xxvi) The lock-up agreements are legal, valid and binding obligations of the parties thereto, enforceable against each such party and any subsequent holder of the securities subject thereto in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable).

         (xxvii) During the course of the preparation of the Registration Statement, such counsel has participated in conferences with the officials and other representatives of the Company, the Representative, counsel to the Underwriters and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although (except as specified in such counsels' opinion) they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, the Registration Statement and any amendment or supplement, when such documents became effective or were filed with the Commission (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading, or at the Closing Date, the Prospectus and any amendment or supplement thereto, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading.

         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Colorado upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case the opinion of counsel is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate.

         (e) You shall have received on the Closing Date, an opinion of Chrisman, Bynum & Johnson, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

         (f) You shall have received on the Closing Date, the opinion of Hill & Robbins, P.C., special counsel to the Company for water rights matters, dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), in form and substance satisfactory to counsel for the Underwriters, to the effect that as counsel to the Company for water rights matters, such counsel has no reason to believe the statements in the Registration Statement and Prospectus pertaining to water rights under "Risk Factors," "Eldorado and Its Business - Strategy" and "Eldorado and Its Business - Water Rights" and all other portions of the Company's Registration Statement pertaining to water rights contain any untrue statement of material fact, or fail to disclose any material fact that is required to be stated therein or is necessary to make the statements made no misleading, with respect to water rights.

         (g) The Representative shall have received at or prior to the Closing Date from Chrisman, Bynum & Johnson, counsel to the Company, a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters or the Units under the state securities of Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

         (h) The Representative shall have received from Peter B. Shaeffer, Attorney at Law, counsel for the Underwriters, such written opinion, dated at or prior to the Closing Date, with respect to the matters covered in paragraphs
(i), (ii), (iii), (v), (vi), (vii) and (viii) of subsection (d) above, as well as such other related matters as may be reasonably requested, and such counsel shall have received such papers and information as he may reasonably request to enable him to pass upon such matters.

         (i) The Representative shall have received at or prior to the Closing Date, a letter addressed to the Company and the Representative, on behalf of the several Underwriters, dated the Closing Date, in form and substance satisfactory to the Representative, from Ehrhardt Keefe Steiner & Hottman:

         (i) confirming that they are, and during the period covered by their reports included in the Registration Statement that they were, independent certified public accountants with respect to the Company within the meaning of the Act and the public Regulations;

         (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations;

         (iii) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company (and an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and Board of Directors of the Company and committees of such board, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that (A) the unaudited financial statements and schedules of the Company included in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations under either such act or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein, (B) any unaudited financial information of the Company included in the Prospectus was not determined on a basis substantially consistent with the corresponding information in the audited financial statements, (C) there was any change in the capital stock or debt of the Company or any decrease in the net current assets or stockholders' equity of the Company as of the date of the latest available monthly financial statement of the Company or as of a specified date not more than five (5) business days prior to the date of such letter, each as compared to the amounts shown in the ______________, 2000 balance sheet included in the Registration Statement, other than as properly described in the Registration Statement, or any change or decrease (which shall be set forth in such letter) which the Representative, in its sole discretion shall accept, or (D) there was any decrease in revenue, net earnings, or net earnings per share of Common Stock of the Company during the period of _________, 2000 to the date of the latest available monthly financial statements of the Company or to a specified date not more than five (5) business days prior to the date of such letter, each as compared with the corresponding prior year period, other than as properly described in the Registration Statement or any decrease (which shall be set forth in such letter) which the Representative, in its sole discretion shall accept; and

         (iv) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement, each Preliminary Prospectus, and the Prospectus, if applicable, which have been specified by the Representative prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found by them to be in agreement.

         (j) You shall have received on the Closing Date, a certificate of the Company, dated the Closing Date or such later date, signed by the President and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

         (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

         (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act of 1933 or otherwise;

         (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of each certificate, (a) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act of 1933 and the Rules and Regulations thereunder or the Securities Exchange Act of 1934 and the applicable Rules and Regulations thereunder, as the case may be, and in all material respects conformed to the requirements of such statutes and rules and regulations, (b) the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) the Prospectus, and any amendments or supplements thereto did not and does not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

         (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been
         (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse affect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

         (k) The Company shall have obtained and delivered to you an agreement from each officer and director, in writing prior to the date hereof that such person will not, during the Lock-up Period, effect the disposition of any securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, or (ii) with the prior written consent of American Fronteer Financial Corporation. The foregoing restriction is expressly agreed to preclude the holder of the securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of securities during the Lock-up Period, even if such securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any securities of the Company. Furthermore, such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by such person except in compliance with this restriction.

         (l) The Company shall have furnished to you such further certificates and documents as you shall reasonably request, including certificates of officers of the Company as to the accuracy of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

         (m) The Representative's Warrant shall have been issued and sold to you.

         (n) Prior to the Closing Date, the Common Shares, the Units, the Series A Preferred Stock and the Public Warrants shall have been authorized for inclusion in the NASDAQ SmallCap Market upon official notice of issuance.

All such opinions, certifications, letters and documents provided for in this
Section 8 will be compliance with the provisions hereof only if they are reasonably satisfactory to counsel for the Underwriters. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         Section 10. Substitution of Underwriters

         If any Underwriter or Underwriters shall fail to take up and pay for the number of Units agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Units in accordance with the terms hereof, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt of said notice to procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or part of the shares of the Units which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such shares, the number of Units which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining Units which the defaulting Underwriter or Underwriters agreed to purchase

         The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 10.

         Section 11. Indemnification.

         (a) The Company agrees to indemnify and hold harmless you or each Underwriter and each person, if any, who controls you or any such Underwriter, as the case may be, within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which you or such Underwriter, as the case may be, or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading; and will reimburse you or each Underwriter, as the case may be, and each such controlling person for any legal and other expenses reasonably incurred by you or such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you or by or on behalf of any Underwriter through the Representative, as the case may be, specifically for use therein; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of you or any Underwriter, as the case may be, from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Units concerned (or to the benefit of any person controlling you or such Underwriter, as the case may be) to the extent that any such loss, claim, damage, liability or expense of you or such Underwriter, as the case may be, or controlling person results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Common Shares to such person as required by the Act, and if the untrue statement or omission has been corrected in the Prospectus unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its obligations under Section 6(e) hereof; and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

         (b) You or each Underwriter severally, as the case may be, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by you or such Underwriter through the Representative, as the case may be, specifically for use in the preparation thereof; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. This indemnity agreement will be in addition to any liability which you or such Underwriter, as the case may be, may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then such applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you or the Underwriters, as the case may be, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you or the Underwriters, as the case may be, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and you or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you or the Underwriters, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph
(c) for purposes of indemnification. The Company and you or the Underwriters, as the case may be, agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, neither you nor any Underwriter, as the case may be, shall be required to contribute any amount in excess of the amount by which the total underwriting discount received by you or such Underwriter, as the case may be, in connection with the Units underwritten by it and distributed to the public exceeds the amount of any damages which you or such Underwriter has otherwise been required to pay by reason of such untrue alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If applicable, the Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

         (e) In addition to and without in any way limiting the other obligations of the parties under this Section 11, the Company hereby further agrees to reimburse you or each Underwriter, as the case may be, and each person who controls you or any such Underwriter within the meaning of Section 15 of the Act on a quarterly basis for one-half of all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of this Section 10, notwithstanding the possibility that such payments might later be held to be improper, but only under circumstances where you or such Underwriter has selected separate counsel or elected to participate in the defense of the action as permitted by the proviso of the second sentence of Section 11(c) hereof. To the extent that any payment is ultimately held to be improper, you or each Underwriter, as the case may be, shall promptly refund such payment.

         Section 12. Effectiveness of Registration Statement.

         The Company will use its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         Section 13. Effective Date of this Agreement and Termination.

         (a) This Agreement shall become effective: (I) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement thereto to be declared effective before the offering of Units may commence, when notification of the effectiveness of the Registration Statement has been released by the Commission. By giving notice of termination by the means set forth in this Section 12 before the time this Agreement becomes effective, you, as Representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability to any other party, except as provided in Section 11 hereof.

         (b) You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional material governmental restrictions not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over-the-counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York, Illinois or Colorado authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss or interference shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Common Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration of the United States of a national emergency which, in the reasonable opinion of the Representative, makes it impracticable or inadvisable to proceed with the public offering of the Common Shares as contemplated by this Prospectus. Any termination pursuant to this paragraph 13(b) shall be without liability of any party to any other party except as provided in Section 11 hereof.

         If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 13, you shall promptly notify the Company by telephone, telecopy or telegram, in each case, confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.


         Section 14. Representations and Indemnities to Survive Delivery.

         The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers or key employees and of you or the Underwriters, as the case may be, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by you individually or on behalf of any Underwriter, as the case may be, or the Company or any of its or their partners, officers or directors or any controlling person, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         Section 15. Notices.

         All communications hereunder shall be in writing and, if sent to you individually or on behalf of the several Underwriters, shall be mailed, delivered, telefaxed or telegraphed and confirmed to you at American Fronteer Financial Corporation, 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203,
Attention: Tony Chan, Managing Director; and if sent to the Company shall be mailed, delivered, telefaxed or telegraphed and confirmed to the Company at P.O. Box 445, Eldorado Springs, Colorado 80025, Attention: Douglas A. Larson. The Company, or you may change the address for receipt of communications hereunder by giving notice to the other.

         Section 16. Successors.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from you or any of the Underwriters merely by reason of such purchase.

         Section 17. Representative of Underwriters.

         If applicable, you will act as Representative for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by the Underwriters jointly or by American Fronteer Financial Corporation, as Representative, will be binding upon all the Underwriters.

         Section 18. Partial Unenforceability.

         The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         Section 19. Applicable Law.

         This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of Colorado.

         Section 20. General.

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you, individually or on behalf of the several Underwriters, as the case may be.


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

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company and American Fronteer Financial Corporation, or the several Underwriters including you, as the case may be, all in accordance with its terms.

                                            Very truly yours,

                                            ELDORADO ARTESIAN SPRINGS, INC.




                                            By:
                                               -----------------------------
                                                Douglas A. Larson, President


The foregoing Underwriting Agreement is hereby confirmed and accepted by us in Denver, Colorado as of the date first above written.


AMERICAN FRONTEER FINANCIAL CORPORATION

If applicable, acting as Representative of the several Underwriters named in the attached Schedule A.


By: AMERICAN FRONTEER FINANCIAL CORPORATION




By:
   ----------------------------------------
         Tony Chan, Managing Director





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



                                   SCHEDULE A




                                                  Number or Units
Name of Underwriter                               to be Purchased
-------------------                               ---------------
American Fronteer Financial Corporation






                                       35